SUBJECT TO COMPLETION, DATED MAY 9, 1997

PROSPECTUS
----------
                          8,521 SHARES

                  DUKE REALTY INVESTMENTS, INC.
                          Common Stock
                         --------------

      This Prospectus relates to the offer and sale from time to time of shares of the common stock, $.01 par value ("Common Stock") of Duke Realty Investments, Inc. (the "Company") by a person ("Selling Shareholder") who directly or indirectly received such shares from the Company in transactions not registered under the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Shareholder." The registration of the shares of Common Stock to which this Prospectus relates ("Sale Shares") does not necessarily mean that any of such shares will be sold by any Selling Shareholder. The Company will not realize any cash proceeds from the sale of the Sale Shares by the Selling Shareholder.

      The Common Stock is listed on the New York Stock Exchange under the symbol DRE. In order to maintain its qualification as a real estate investment trust ("REIT") for federal income tax purposes, the Company's Amended and Restated Articles of Incorporation impose limitations on the number of shares of capital stock that may be owned by any single person or affiliated group. See "Restrictions on Ownership of Shares."

     The Selling Shareholder from time to time may offer and sell Sale Shares held by it directly or through agents or broker-dealers on terms to be determined at the time of sale. See "Plan of Distribution." The Selling Shareholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents.

      The Selling Shareholder and any agents or broker-dealers that participate with the Selling Shareholder in the distribution of Sale Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Sale Shares may be deemed to be underwriting commissions or discounts under the Securities Act.
                       -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                       -------------------

         The date of this Prospectus is          , 1997.
                                       ---------

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
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                        TABLE OF CONTENTS


                                                                Page
          Available Information                                   3
          Incorporation of Certain Documents by Reference         3
          The Company                                             4
          Use of Proceeds                                         4
          Restrictions on Ownership of Shares                     4
          Federal Income Tax Considerations                       4
          Selling Shareholder                                    11
          Plan of Distribution                                   11
          Legal Opinions                                         12
          Experts                                                12

                      AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, New York, New York 10048. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding the Company.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon their written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents). Written requests for such copies should be addressed to 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240, Attn:
Investor Relations, telephone number (317) 574-3531.

The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 as amended (the "Securities Act"), with respect to the Common Stock offered hereby. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company under the Exchange Act with the Commission are incorporated in this Prospectus by reference and are made a part hereof:

1.        The Company's Annual Report on Form 10-K (file no. 1-
9044) for the year ended December 31, 1996.

2. The Company's Current Report on Form 8-K (file no. 1-9044) filed January 15, 1997, as amended on Form 8-K/A filed
January 17, 1997.

3. The description of the Common Stock contained in the Company's registration statement on Form 10 (file no. 1-9044), as amended.

       Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act and prior to termination of the offering of all Common Stock to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (in the case of a statement in a previously-filed document incorporated or deemed to be incorporated by reference herein) or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

                           THE COMPANY

      The Company is a self-administered and self-managed real estate investment trust that began operations through a related entity in 1972. The Company owns direct or indirect interests in a portfolio of industrial, office and retail properties (the "Properties"), substantially all of which are located in the Midwest, together with land (the "Land") for future development. The Company has the largest commercial real estate operations in Indianapolis and Cincinnati and is one of the largest real estate companies in the Midwest.

      All of the Company's interests in the Properties and the Land are held by, and substantially all of its operations relating to the Properties and the Land are conducted through Duke Realty Limited Partnership (the "Operating Partnership"). The Company controls the Operating Partnership as the sole general partner and owner of in excess of 90% of the outstanding partnership interests ("Units"). Each Unit, other than those held by the Company, may be exchanged by the holder thereof for Common Stock. With each such exchange, the number of Units owned by the Company and, therefore, the Company's percentage interest in the Operating Partnership, increases. In addition to owning the Properties and the Land, the Operating Partnership also provides services associated with leasing, property management, real estate development, construction and miscellaneous tenant services (the "Related Businesses") for the Properties. The Company also provides services associated with the Related Businesses to third parties through Duke Realty Services Limited Partnership (the "Services Partnership") on a fee basis.

      The Company is an Indiana corporation that was originally incorporated in the State of Delaware in 1985, and reincorporated in the State of Indiana in 1992. The Company's executive offices are located at 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240, and its telephone number is (317) 574-3531.

                         USE OF PROCEEDS

     The Company will not realize any cash proceeds from the sale of the Sale Shares by the Selling Shareholder.

               RESTRICTIONS ON OWNERSHIP OF SHARES

      For the Company to qualify as a REIT for federal income tax purposes, no more than 50% in value of its outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the law to include certain entities) during the last half of a taxable year or during a proportionate part of a shorter taxable year, and the Common Stock must also be beneficially owned by 100 or more persons during at least 335 years of a taxable year or during a proportionate part of a shorter taxable year. Because the Company expected to continue to qualify as a REIT, the Amended and Restated Articles of Incorporation of the Company contain a restriction intended to ensure compliance with these requirements which authorizes, but does not require, the board of directors to refuse to give effect to a transfer of Common Stock which, in its opinion, might jeopardize the status of the Company as a REIT. This provision also renders null and void any purported acquisition of shares which would result in the disqualification of the Company as a REIT. The provision also gives the board of directors the authority to take such actions as it deems advisable to enforce the provision. Such actions might include, but are not limited to, refusing to give effect to, or seeking to enjoin, a transfer which might jeopardize the Company's status as a REIT. The provision also requires any shareholder to provide the Company such information regarding his direct and indirect ownership of Common Stock as the Company may reasonably require.

                FEDERAL INCOME TAX CONSIDERATIONS
GENERAL

      The following summary of material Federal income tax considerations relevant to the Company is based upon current law, is not exhaustive of all possible tax considerations, does not include a detailed discussion of any state, local, or foreign tax considerations and does not purport to deal with all aspects of taxation that may be relevant to an investor in light of his or her particular circumstances or to certain types of investors (including insurance companies, tax exempt entities, financial institutions or broker dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the Federal income tax laws.

     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF COMMON STOCK IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

       General. The Company expects to continue to be taxed as a REIT for Federal income tax purposes. Management believes that the Company was organized and has operated in such a manner as to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), and that the Company intends to continue to operate in such a manner. No assurance, however, can be given that the Company will continue to operate in a manner so as to remain qualified as a REIT.

      In the opinion of Bose McKinney & Evans which has acted as counsel to the Company ("Counsel"), assuming the Company was organized in conformity with and has satisfied the requirements for qualification and taxation as a REIT under the Code for each of its taxable years from and including the first year for which the Company made the election to be taxed as a REIT, and the assumptions and representations referred to below are true, the proposed methods of operation of the Company, the Operating Partnership and the Services Partnership will permit the Company to continue to qualify to be taxed as a REIT for its current and subsequent taxable years. This opinion is based upon certain assumptions relating to the organization and operation of Duke Services, Inc. ("DSI"), the Operating Partnership and the Services Partnership and is conditioned upon certain representations made by Company personnel and affiliates as to certain factual matters relating to the Company's past operations and the intended manner of future operation of the Company, the Operating Partnership, and the Services Partnership. The opinion is further based upon a letter ruling received by the Company from the IRS dated September 30, 1994, which concluded that the Company's and the Operating Partnership's distributive shares of the gross income of the Services Partnership will be in proportion to their respective percentage shares of the capital interests of the partners of the Services Partnership. Counsel is not aware of any facts or circumstances which are inconsistent with these assumptions and representations. Unlike a tax ruling, an opinion of counsel is not binding upon the IRS, and no assurance can be given that the IRS will not challenge the status of the Company as a REIT for Federal income tax purposes. The Company's qualification and taxation as a REIT has depended and will depend upon, among other things, the Company's ability to meet on a continuing basis, through ownership of assets, actual annual operating results, receipt of qualifying real estate income, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. Counsel will not review compliance with these tests on a periodic or continuing basis. Accordingly, no assurance can be given respecting the satisfaction of such tests. See "Taxation of the Company - Failure to Qualify."

      The following is a general summary of the Code sections which govern the Federal income tax treatment of a REIT and its shareholders. These sections of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof as currently in effect.
                              - 5 -

      So long as the Company qualifies for taxation as a REIT and distributes at least 95% of its REIT taxable income (computed without regard to net capital gain or the dividends paid deduction) for its taxable year to its shareholders, it will generally not be subject to Federal income tax with respect to income which it distributes to its shareholders. However, the Company may be subject to Federal income tax under certain circumstances, including taxes at regular corporate rates on any undistributed REIT taxable income, the "alternative minimum tax" on its items of tax preference and taxes imposed on income and gain generated by certain extraordinary transactions.

     Requirements for Qualification. The Code defines a REIT as a corporation, trust or association: (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) which has the calendar year as its taxable year; (6) the beneficial ownership of which is held by 100 or more persons; (7) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and (8) which meets certain income and assets tests, described below. The Company believes it currently satisfies all requirements.

     Income Tests. In order to qualify as a REIT, there are three gross income tests that must be satisfied annually. For purposes of these tests, the Company is deemed to be entitled to a share of the gross income attributable to its proportionate interest in any partnerships in which it holds an interest. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property (including "rents from real property," gain from the sale of real property and, in certain circumstances, interest) or from qualified types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% income test or from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Third, less than 30% of the Company's gross income (including gross income from prohibited transactions) must be derived from gain in connection with the sale or other disposition of stock or securities held for less than one year, property in a prohibited transaction, and real property held for less than four years (other than involuntary conversions and foreclosure property).

      Rents received by the Company will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions (related to the relationship of the tenant to the Company, the method of determining the rent payable and nature of the property leased) are met. The Company does not anticipate receiving rents in excess of a de minimis amount that fail to meet these conditions. Finally, for rents received to qualify as "rents from real property," the Company generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" that is adequately compensated and from whom the Company derives no income; provided, however, that the Company may perform services "usually or customarily rendered" in connection with the rental of space for occupancy only and not otherwise considered "rendered to the occupant" ("Permissible Services").

       The Company provides certain management, development, construction and other tenant-related services (collectively, "Real Estate Services") with respect to the Properties through the Operating Partnership, which is not an independent contractor. Management believes that the Real Estate Services provided to tenants by the Operating Partnership are Permissible Services. To the extent Real Estate Services to tenants do not constitute Permissible Services, such services are performed by independent contractors.

      The  Company  derives  a portion of  its  income  from  the
Operating Partnership's interest as a limited partner in the Services Partnership and its ownership of DSI which is a general partner of the Services Partnership. The Services Partnership receives fees for Real Estate Services with respect to properties that are not owned directly by the Operating Partnership and fees in consideration for the performance of management and administrative services with respect to Properties not entirely owned by the Operating Partnership. All or a portion of such management and administrative fees will also not qualify as "rents from real property" for purposes of the 75% or 95% gross income tests. Pursuant to
                              - 6 -

Treasury Regulations, a partner's capital interest in a partnership determines its proportionate interest in the partnership's gross income from partnership assets for purposes of the 75% and 95% gross income tests. For this purpose, the capital interest of a partner is determined by dividing its capital account by the sum of all partners' capital accounts. The partnership agreement of the Services Partnership provides, however, for varying allocations of income which differ from capital interests, subject to certain limitations on the aggregate amount of gross income which may be allocated to the Operating Partnership and DSI. The Company has obtained a letter ruling from the IRS that allocations according to capital interests are proper for applying the 75% and 95% gross income tests. Thus, for purposes of these gross income tests, the Services Partnership allocates its gross income to the Operating Partnership and DSI based on their respective shares of the Services Partnership's capital accounts. Although certain of the fees allocated from the Services Partnership do not qualify under the 75% or 95% gross income tests as "rents from real property," the Company believes that the aggregate amount of such fees (and any other non-qualifying income) allocated to the Company in any taxable year has not and will not cause the Company to exceed the limits on non-qualifying income under the 75% or 95% gross income tests described above.

      If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, a tax would be imposed on certain excess net income.

      Asset Tests. In order for the Company to maintain its qualification as a REIT, at the close of each quarter of its taxable year, it must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by "real estate assets," cash, cash items, and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% assets class. Third, of the assets held in securities other than those in the 75% assets class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities (excluding securities of a qualified REIT subsidiary [as defined in the Code] or another
REIT).

      The Company is deemed to directly hold its proportionate share of all real estate and other assets of the Operating Partnership as well as its proportionate share of all assets deemed owned by the Operating Partnership and DSI through their ownership of partnership interests in the Services Partnership and other partnerships. As a result, management believes that more than 75% of the Company's assets are real estate assets. In addition, management does not expect the Company to hold (1) any securities representing more than 10% of any one issuer's voting securities other than DSI, which is a qualified REIT subsidiary, nor (2) securities of any one issuer exceeding 5% of the value of the Company's gross assets (determined in accordance with generally accepted accounting principles).

      Annual Distribution Requirements. The Company, in order to qualify as a REIT, generally must distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain), and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at regular capital gains and ordinary corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT net capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company will be subject to regular capital gains and ordinary corporate tax rates on undistributed income and also may be subject to a 4% excise tax on undistributed income in certain events. The Company believes that it has made and intends to continue to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the partnership agreement of the Operating Partnership authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due primarily to the expenditure
                              - 7 -
of cash for nondeductible expenses such as principal amortization or capital expenditures. In such event, the Company may borrow or may cause the Operating Partnership to arrange for short-term or other borrowing to permit the payment of required dividends or pay dividends in the form of taxable stock dividends. If the amount of nondeductible expenses exceeds non-cash deductions, the Operating Partnership may refinance its indebtedness to reduce principal payments and borrow funds for capital expenditures.

      Failure to Qualify. If the Company fails to qualify for taxation as a REIT in any taxable year, the Company will be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be required to be made and, if made, will not be deductible by the Company. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAX ASPECTS OF THE COMPANY'S INVESTMENTS IN PARTNERSHIPS

      Effect of Tax Status of Operating Partnership and Services Partnership and Other Partnerships on REIT Qualification. All of the Company's investments are through DSI and the Operating Partnership, which in turn hold interests in other partnerships, including the Services Partnership. The Company believes that the Operating Partnership, and each other partnership in which it holds an interest, is properly treated as a partnership for tax purposes (and not as an association taxable as a corporation). If, however, the Operating Partnership, the Services Partnership or any of the other partnerships were treated as an association taxable as a corporation, the Company would cease to qualify as a REIT.

       Tax Allocations with Respect to the Properties. The Operating Partnership was formed by way of contributions of appreciated property (including certain of the Properties) to the Operating Partnership. When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution (this difference is referred to as "Book Tax Difference"). The partnership agreement of the Operating Partnership requires allocations of income, gain, loss and deduction with respect to a contributed Property be made in a manner consistent with the special rules of Section 704(c) of the Code and the regulations thereunder, which will tend to eliminate the Book Tax Differences with respect to the contributed Properties over the life of the Operating Partnership. However, because of certain technical limitations, the special allocation rules of Section 704(c) may not always entirely eliminate the Book Tax Differences on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed Properties in the hands of the Operating Partnership could cause the Company to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to the Company if all Properties were to have a tax basis equal to their fair market value at the time of contribution. The foregoing principles also apply in determining the earnings and profits of the Company for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had the Company purchased its interests in the Properties at their agreed values.

      Taxation of Taxable Domestic Shareholders. As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its stock. However, corporate holders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

      Distributions in excess of current and accumulated earnings and profits will not be taxable to a holder to the extent that they do not exceed the adjusted basis of the holder's shares, but rather will reduce the adjusted basis of such
                              - 8 -
shares. To the extent that such distributions exceed the adjusted basis of a holder's shares, they will be included in income as long-term capital gain assuming the shares are a capital asset in the hands of the holder. In addition, any dividend declared by the Company in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year; provided that the dividend is actually paid by the Company during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company.

     In general, a domestic shareholder will realize capital gain or loss on the disposition of common stock equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition and (ii) the shareholder's adjusted basis of such common stock. Such gain or less generally will constitute long-term capital gain or loss if the shareholder has held such shares for more than one year. Loss upon a sale or exchange of common stock by a shareholder who has held such common stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

      Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisitions of the common shares with a debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI.

      In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's shares is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends were paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's stock only if (i) the UBTI Percentage is at least 5%,
(ii) the Company qualifies as a REIT by reason of the modification of the "five or fewer" stock ownership requirement that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of the Company's shares or
(B) a group of pension trusts individually holding more than 10% of the value of the Company's shares collectively owns more than 50% of the value of the Company's shares.

BACKUP WITHHOLDING

     The Company will report to its domestic shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Company with his
                              - 9 -
correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to the Company.

     The Treasury Department recently issued proposed regulations regarding the withholding and information reporting rules discussed above. In general, the proposed regulations do not alter the substantive withholding requirements but unify current certification procedures and forms, and clarify and modify reliance standards. If finalized in their current form, the proposed regulations would generally be effective for payments made after December 31, 1997, subject to certain transition rules.

TAXATION OF NON-U.S. SHAREHOLDERS

       The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in common stock, including any reporting requirements.

      Distributions that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a Non-U.S.
Shareholder to the extent that they do not exceed the adjusted basis of the shareholder's common stock, but rather will reduce that adjusted basis of such common stock. To the extent that such distributions exceed the adjusted tax basis of a Non-U.S. Shareholder's common stock, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his common stock as described below (in which case they also may be subject to a 30% branch profits tax if the shareholder is a foreign corporation). As a result of a legislative change made by the Small Business Job Protection Act of 1996, effective for distributions made after August 20, 1996, the Company is required to withhold 10% of any distribution in excess of the Company's current accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% of the entire amount of any distribution, to the extent that the Company does not do so any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%. However, the Non-U.S. Shareholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Company, and the amount withheld exceeds the Non-U.S. Shareholder's United States tax liability, if any, with respect to the distribution.

      For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") at the normal capital gain rates applicable to domestic shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is or could be designated by the Company as a capital gain dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

      Gain recognized by a Non-U.S. Shareholder upon a sale of common stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. The Company believes that it is a "domestically controlled REIT," and, therefore, that the sale of common stock will not be subject to taxation under FIRPTA. If the gain on the sale of common stock were to be subject to tax under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as domestic shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the common stock would be required to withhold and remit to the IRS 10% of the purchase price.

STATE AND LOCAL TAXES

      The Company or its shareholders or both may be subject to state, local or other taxation in various state, local or other jurisdictions, including those in which they transact business or reside. The tax treatment in such jurisdictions may differ from the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in shares of the Company.

                       SELLING SHAREHOLDER

      The Selling Shareholder is a private charitable foundation that has received Sale Shares of Common Stock as a gift from a person who is an officer and director of the Company. The following table provides the name of and the number of Sale Shares of Common Stock beneficially owned and offered hereby by the Selling Shareholder. As the Selling Shareholder may sell all, some or none of its Sale Shares, no estimate can be made of the aggregate number of Sale Shares that are to be offered hereby, or the aggregate number of shares of Common Stock that will be owned by the Selling Shareholder upon completion of the offering to which this Prospectus relates.

      The Sale Shares offered by this Prospectus may be offered from time to time by the Selling Shareholder named below:

                                          Number of Sale Shares
                                          Beneficially Owned and
                Name                      Offered Hereby
------------------------------            ---------------------

Zink Family Foundation, Inc. (1)                  8,521
                                                  -----
Total                                             8,521
                                                  =====
--------------
(1) This entity was created by and received its Sale Shares as a gift from Darell E. Zink, Jr., an officer and director of the Company.


                      PLAN OF DISTRIBUTION

      This Prospectus relates to the offer and sale from time to time of Sale Shares by a person who has received or will receive Sale Shares without registration. The Company has registered the Sale Shares for sale to provide the Selling Shareholder with freely tradeable securities, but registration of such shares does not necessarily mean that all or any of such shares will be offered or sold by the Selling Shareholder. The Company will not receive any proceeds from the offering by the Selling Shareholder.

     The Common Stock is listed on the NYSE.

     The Selling Shareholder may from time to time offer the Sale Shares in one or more transactions (which may involve block transactions) on the NYSE or otherwise, in special offerings, exchange distributions or secondary distributions pursuant to and in accordance with the rules of the NYSE, in the over-the-counter market, in negotiated transactions, through the writing of options on the Sale Shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

      The Selling Shareholder may effect such transactions by selling Sale Shares to or through broker-dealers or through other agents, and such broker-dealers or agents may receive compensation in the form of commissions from the Selling Shareholder, which will not exceed those customary in the types of transactions involved, and/or the purchasers of Sale Shares for whom they may act as agent. The Selling Shareholder and any dealers or agents that participate in the distribution of Sale Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of Sale Shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting commissions under the Securities Act.

      In the event of a "distribution" of the shares, the Selling Shareholder, any selling broker-dealer or agent and any "affiliated purchasers" may be subject to Regulation M under the Exchange Act, which may prohibit, with certain exceptions, any such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M prohibits certain stabilizing bids or stabilizing purchases for the purpose of pegging, fixing or stabilizing the price of securities.

      In order to comply with the securities laws of certain states, if applicable, the Sale Shares may be sold only through registered or licensed brokers or dealers.


                         LEGAL OPINIONS

      The legality of the Securities offered hereby is being passed upon for the Company by Bose McKinney & Evans, Indianapolis, Indiana. The description of Federal income tax matters contained in this Prospectus entitled "Federal Income Tax Considerations" are also based on the opinion of Bose McKinney & Evans. John W. Wynne and Darell E. Zink, Jr., officers and directors of the Company, were partners in Bose McKinney & Evans through 1987 and 1982, respectively, and were of counsel to that firm until December, 1990.


                            EXPERTS

       The Consolidated Financial Statements and Financial Statement Schedule of the Company as of December 31, 1996, and 1995, and for each of the years in the three-year period ended December 31, 1996, incorporated herein by reference have been incorporated herein in reliance on the report of KPMG Peat Marwick LLP, independent auditors, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            Registration Fee                          $   95
            Legal and Accounting Fees and Expenses     4,000
            Miscellaneous                                905
                                                       -----
            Total                                     $5,000
                                                       =====

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Company is an Indiana corporation. The Company's officers and directors are and will be indemnified under Indiana law, the Articles of Incorporation of the Company, and the partnership agreements of the Operating Partnership and Duke Realty Services Limited Partnership against certain liabilities. Chapter 37 of The Indiana Business Corporation Law (the "IBCL") requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The Company's Articles of Incorporation do not contain any provision prohibiting such indemnification.

   The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if
(i) the individual's conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the corporation that the conduct was in the corporation's best interests and (B) in all other cases that the individual's conduct was at least not opposed to the corporation's best interests and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual's conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

   The Company's Articles of Incorporation provide for certain additional limitations of liability and indemnification.
Section 13.01 of the Articles of Incorporation provides that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for voting for or assenting to an unlawful distribution, or (iv) for any transaction from which the director derived an improper personal benefit. Section 13.02 of the Articles of Incorporation generally provides that any director or officer of the Company or any person who is serving at the request of the Company as a director, officer, employee or agent of another entity shall be indemnified and held harmless by the Company to the fullest extent authorized by the IBCL against all expense, liability and loss (including attorneys' fees, judgments, fines certain employee benefits excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with a civil, criminal, administrative or investigative action, suit or proceeding to which such person is a party by reason of the person's service with or at the request of the Company. Section 13.02 of the Articles of Incorporation also provides such persons with certain rights to be paid by the Company the expenses incurred in defending any such proceeding in advance of the final disposition and the right to enforce indemnification claims against the Company by bringing suit against the Company.

   The Company's Articles of Incorporation authorize the Company to maintain insurance to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the IBCL.

    Each of the partnership agreements for the Operating Partnership and Duke Realty Services Limited Partnership also provides for indemnification of the Company and its officers and directors to substantially the same extent provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners and to Duke Realty Services Limited Partnership and its partners, respectively, to substantially the same extent limited under the Company's Articles of Incorporation.

ITEM 16.  EXHIBITS.

   The  following  exhibits  are  filed  with  this  Registration
Statement:

  3.1 Amended and Restated Articles of Incorporation of Duke Realty Investments, Inc., incorporated by reference from Exhibit
3.1 to the Registration Statement on Form S-3 of Duke Realty Investments, Inc., as amended, File No. 33-61361 (the "1995 Registration Statement").

    3.2        Amended  and  Restated  Bylaws  of   Duke   Realty
Investments, Inc., incorporated by reference from Exhibit 3.2 to the 1995 Registration Statement.

   5       Opinion and consent of Bose McKinney & Evans regarding
legality of the securities being registered.

   8       Opinion and consent of Bose McKinney & Evans regarding
tax matters.

  23       Consent of KPMG Peat Marwick LLP.

  24       Powers of Attorney.


ITEM 17.  UNDERTAKINGS.

   The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby further undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)   To  include any prospectus required by  section
10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on May 7, 1997.

                                  Duke Realty Investments, Inc.


                                   By:  /s/  Darell E. Zink,  Jr.
                                       --------------------------
                                       Executive Vice President

                                  Duke Realty Limited Partnership

                                   By: Duke Realty Investments, Inc.
                                    General Partner


                                   By: /s/ Darell E. Zink,  Jr.
                                       ------------------------
                                       Executive Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on May 7, 1997 by the following persons in the capacities indicated.

    Signature                                Title
-------------------------                  --------

       John W. Wynne*                   Director and Chairman of the
      ---------------                   Board
       John W. Wynne

       Thomas L. Hefner*                Director and President and
      -----------------                 Chief Executive Officer
       Thomas L. Hefner                 (Principal Executive Officer)


       Daniel C. Staton*                Director and Executive Vice
      -------------------               President and Chief Operating Officer
       Daniel C. Staton                 (Principal Operating Officer)


       Darell E. Zink, Jr.*             Director and Executive Vice
      -------------------               President, Chief Financial
       Darell E. Zink, Jr.              Officer and Assistant Secretary
                                        (Principal Accounting Officer)

       Geoffrey Button*      Director
      ----------------
       Geoffrey Button



       Ngaire E. Cuneo*      Director
      ----------------
       Ngaire E. Cuneo

       Howard L. Feinsand*   Director
      --------------------
       Howard L. Feinsand



       John D. Peterson*     Director
      ----------------
       John D. Peterson



       James E. Rogers*      Director
      -----------------
       James E. Rogers



       Jay J. Strauss*       Director
      ---------------
       Jay J. Strauss


* By: /s/ Dennis D. Oklak
     --------------------
     Dennis D. Oklak
     Attorney-in-Fact